SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  May 10, 2017
First Connecticut Bancorp, Inc.
 (Exact name of registrant as specified in its charter)

Maryland	333-171913	45-1496206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Farm Glen Boulevard, Farmington, Connecticut 06032
(860) 676-4600
(Address and Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

TABLE OF CONTENTS
Item 5.07	Submission of Matter to a Vote of Security Holders
SIGNATURES

Item 5.07	Submission of Matter to a Vote of Security Holders

On May 10, 2017, First Connecticut Bancorp, Inc. (the "Registrant") held its Annual Meeting of Stockholders (the "Meeting").  Of the 15,923,064 shares of the Registrant's common stock outstanding as of the record date for the Meeting, 14,196,990 shares were present or represented by proxy at the Meeting.

The voting results from the Meeting were as follows (percentages do not include broker non-votes):

1.	Election of Directors for Three-Year Terms (Proposal 1).
Director	For	Withheld
Patience P. ("Duby") McDowell	11,209,529 (98.76%)	141,115 (1.24%)
Michael A. Ziebka	10,402,884 (91.65%)	947,760 (8.35%)
There were 2,846,346 broker non-votes on the Proposal.

2.	Advisory (Non-Binding) Vote on Executive Compensation (Proposal 2).

For	Against	Abstain

11,017,218 (97.06%)	253,997 (2.24%)	79,429 (0.70%)
There were 2,846,346 broker non-votes on the Proposal.

3.	Ratification of Appointment of PricewaterhouseCoopers, LLP as independent auditors of the Company for the fiscal year ending December 31, 2017 (Proposal 3)

For	Against	Abstain

13,936,019 (98.16%)	149,687 (1.05%)	111,259 (0.78%)
There were no broker non-votes on the Proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CONNECTICUT BANCORP, INC.
Registrant

May 11, 2017	By: /s/ John J. Patrick, Jr.
John J. Patrick, Jr.
Chairman, President and
and Chief Executive Officer